Exhibit 99.2

NEUROBO ANNOUNCES CLOSING OF $32.3 MILLION UNDERWRITTEN PUBLIC OFFERING INCLUDING FULL EXERCISE OF OVERALLOTMENT OPTION AND CONCURRENT PRIVATE PLACEMENT

CLOSes Exclusive LICENSE OF ASSETS FROM DONG-A

BOSTON, November 8, 2022 (GLOBE NEWSWIRE) -- NeuroBo Pharmaceuticals, Inc. (Nasdaq: NRBO) (“NeuroBo” or the “Company”), a clinical-stage biotechnology company focused on therapies for cardiometabolic diseases, today announced the closing of an underwritten public offering of units with gross proceeds of approximately $17.3 million, which includes the full exercise of the underwriter’s over-allotment option to purchase additional shares and warrants, prior to deducting underwriting discounts and commissions and offering expenses payable by NeuroBo. NeuroBo also announced the closing of the concurrent private placement of Series A Convertible Preferred Stock and warrants with gross proceeds of $15 million, prior to deducting placement fees and offering expenses payable by NeuroBo.

In addition, NeuroBo today announced the closing under the license agreement with Dong-A ST Co., Ltd. (“Dong-A”), pursuant to which NeuroBo has obtained an exclusive license to develop and commercialize DA-1241 and DA-1726, which are currently being evaluated for the treatment of nonalcoholic steatohepatitis (NASH), obesity and type 2 diabetes. Under the license agreement, NeuroBo will be responsible for global development, regulatory and commercial activities other than for certain Asian-Pacific geographies. Dong-A will manufacture clinical supplies and initial commercial supplies of the product at its manufacturing facility in Korea.

The underwritten public offering was comprised of (1) 3,147,003 Class A Units, priced at a public offering price of $3.00 per Class A Unit, with each Class A Unit consisting of one share of common stock, a Series A Warrant (the “Series A Warrants”) to purchase one share of common stock at an exercise price of $3.00 per share that expires on the one year anniversary following the initial exercise date and a Series B Warrant (the “Series B Warrants”) to purchase one share of common stock at an exercise price of $3.00 per share that expires on the five year anniversary following the initial exercise date, and (2) 2,602,997 Class B Units, priced at a public offering price of $3.00 per Class B Unit, with each Class B Unit consisting of one share of Series B Convertible Preferred Stock, convertible into one share of common stock, one Series A Warrant and one Series B Warrant. The Series A Warrants and the Series B Warrants will only be exercisable upon stockholder approval of the exercisability of the warrants under Nasdaq rules. The stockholder meetings are expected be held on or before December 22, 2022. The conversion price of the Series B Convertible Preferred Stock issued in the transaction is fixed and does not contain any variable pricing feature or any price based anti-dilutive feature. The preferred stock issued in this transaction includes a beneficial ownership blocker but has no dividend rights (except to the extent that dividends are also paid on the common stock) or liquidation preference, and, subject to limited exceptions, has no voting rights. The securities comprising the units are immediately separable and were issued separately.

Ladenburg Thalmann & Co. Inc. acted as sole book-running manager in connection with the public offering and exclusive placement agent for the concurrent private placement.

A total of 3,147,003 shares of common stock, 2,602,997 shares of Series B Convertible Preferred Stock, and warrants to purchase up to 11,500,000 shares of common stock were issued in the underwritten public offering including the full exercise of the over-allotment option.

In the concurrent private placement, NeuroBo sold $15 million of securities consisting of Series A Convertible Preferred Stock and warrants to purchase shares of common stock to Dong-A. The private placement offering was comprised of Series A Convertible Preferred Stock, which are convertible into shares of common stock at a price of $3.00 per share, and such number of warrants as Dong-A would have received had they invested such amount in the public offering.

In addition, upon the closing of the license agreement, NeuroBo issued $22 million of its Series A Convertible Preferred Stock, which are convertible into shares of common stock at a price of $3.00 per share, as an upfront payment under the license agreement.

The Series A Convertible Preferred Stock and the warrants are not convertible or exercisable until NeuroBo’s shareholders have approved the issuance of the shares underlying the Series A Convertible Preferred Stock and warrants issued and sold under the private placement and issued under the license agreement.

The terms of the Series A Convertible Preferred Stock and warrants issued in the private placement and as the upfront payment under the license agreement are substantially similar to the Series B Convertible Preferred Stock and warrants issued in the public offering, including a fixed conversion price of the preferred stock and the lack of any variable pricing feature or any price based anti-dilutive feature. The preferred stock issued in the private placement and as the upfront license payment also has no dividend rights (except to the extent that dividends are also paid on the common stock) or liquidation preference, and, subject to limited exceptions, has no voting rights.

The securities issued as part of the underwritten public offering were offered pursuant to a registration statement on Form S-1, as amended (File No. 333-267482), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on November 4, 2022.

The securities issued as part of the private placement and as part of the upfront license payment were offered pursuant to the exemption from registration afforded by Section 4(a)(2) under the Securities Act of 1933, as amended (the "Act") and Regulation D promulgated thereunder. Such Series A Convertible Preferred Stock, the warrants, and shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock and exercise of the warrants have not been registered under the Act or applicable state securities laws, and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The underwritten public offering is being made solely by means of a prospectus. A final prospectus relating to this offering was filed by NeuroBo with the SEC on November 7, 2022. Copies of the final prospectus can be obtained at the SEC’s website at www.sec.gov or from Ladenburg Thalmann & Co. Inc., Prospectus Department, 640 Fifth Avenue, 4th Floor, New York, New York 10019 or by email at prospectus@ladenburg.com.

About NeuroBo

NeuroBo Pharmaceuticals, Inc., is a clinical-stage biotechnology company focused on therapies for cardiometabolic diseases. Its primary therapeutics programs include DA-1241 and DA-1726, DA-1241 is a novel G-Protein-Coupled Receptor 119 (GPR119) agonist, which promotes the release of key gut peptides GLP-1, GIP and PYY, which, in turn, play an important role in glucose metabolism, lipid metabolism and weight loss. DA-1726 is a novel oxyntomodulin (OXM) analogue functioning as a glucagon-like peptide-1 receptor (GLP1R) and glucagon receptor (GCGR) dual agonist. OXM is a naturally-occurring, 37-amino acid peptide hormone that is released from the gut after ingestion of a meal, activating both the GLP-1 and glucagon receptors, prompting reduced food intake as well as an increase in energy expenditure, potentially resulting in superior body weight loss compared to selective GLP-1 receptor agonists. NeuroBo Pharmaceuticals, Inc. is headquartered in Boston, Massachusetts. For more information, please visit www.neurobopharma.com.

Forward-Looking Statements

Certain statements in this release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements about the closing of the offering of securities. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this release, including, without limitation, those risks associated with our ability to execute on our commercial strategy, the timeline for regulatory submissions and potential regulatory approval of our current and future product candidates, the ability to realize the benefits of the license, including the impact on future financial and operating results of NeuroBo; the ability to integrate the new product candidates into NeuroBo’s business in a timely and cost-efficient manner; the cooperation of our contract manufacturers, clinical study partners and others involved in the development of our current and future product candidates; costs related to the license agreement, known and unknown, including costs of any litigation or regulatory actions relating to the license agreement; changes in applicable laws or regulations; effects of changes to NeuroBo’s stock price on the terms of the license agreement and any future fundraising; and other risks and uncertainties described in our filings with the SEC. Forward-looking statements speak only as of the date when made. NeuroBo does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investors & Media:

NeuroBo Pharmaceuticals, Inc.

Rx Communications Group

Michael Miller

+1-917-633-6086

mmiller@rxir.com